UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 15, 2004

Andrx Coporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-31475	65-1013859
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4955 Orange Drive, Davie, Florida		33314
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954-584-0300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01. Entry into a Material Definitive Agreement.

On November 15, 2004, Andrx Corporation ("Andrx") entered into an Employment Cessation Agreement (the "Agreement") with Elliot F. Hahn, Ph.D. ("Hahn"), a current director and former executive officer of Andrx. The following description is a brief summary of the material terms and conditions of the Agreement. This summary is not intended to be complete and is qualified in its entirety by the Agreement, which is included as Exhibit 10.86 to this report and incorporated herein by reference.

The Agreement provides that Hahn’s employment with the Company is terminated effective October 15, 2004. While Hahn remains a member of the Company’s Board of Directors (the "Board"), Hahn will receive a $25,000 annual retainer, health and dental benefits and have access to certain Company administrative personnel (collectively, the "Board Compensation"). Hahn will also provide consulting services to the Company through October 15, 2005, which may be extended by mutual agreement of the parties, in exchange for $100,000. Following a Change of Control, as defined in the Agreement, whereby Hahn does not serve on the board of the surviving entity, Hahn shall receive the Board Compensation through the end of his then-current Andrx Board term.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

10.86 Employment Cessation Agreement between Andrx Corporation and Elliot F. Hahn, Ph.D. dated November 15, 2004.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Andrx Coporation

November 18, 2004	By:	/s/ Angelo C. Malahias

Name: Angelo C. Malahias
Title: President

Top of the Form

Exhibit Index

Exhibit No.	Description

10.86	Employment Cessation Agreement between Andrx Corporation and Elliot F. Hahn, Ph.D. dated November 15, 2004